Exhibit 10.4

Power of Attorney

We, Hexin Fengze Asset Management (Beijing) Co., Ltd., a corporation organized and existing under the laws of the PRC, with address at Room 512, Floor 5, Jia No. 92 Jianguo Road, Chaoyang District, Beijing, and a holder of 100% of the entire registered capital in Beijing Hexin Jiuding Technology Co., Ltd. (“Hexin Jiuding”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Hexin Yongheng Technology Development Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in Hexin Jiuding (“Our Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of us as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hexin Jiuding; 2) exercising all the shareholder’s rights and shareholder’s voting rights we are entitled to under the laws of China and Hexin Jiuding’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of us the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hexin Jiuding.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of us, execute all the documents we shall sign as stipulated in the Exclusive Option Agreement entered into by and among us, WFOE and Hexin Jiuding on January 1, 2021 and the Equity Pledge Agreement entered into by and among us, WFOE and Hexin Jiuding on January 1, 2021 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with Our Shareholding conducted by WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by WFOE shall be deemed to be executed by us.  We hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that we are the shareholder of Hexin Jiuding, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by us.

This Power of Attorney is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

This Power of Attorney is signed on January 1, 2021.

Hexin Fengze Asset Management (Beijing) Co., Ltd.

By:	/s/ Xiaobo An
Name:	Xiaobo An
Title:	Legal Representative

Accepted by

Beijing Hexin Yongheng Technology Development Co., Ltd.

By:	/s/ Xiaobo An
Name:	Xiaobo An
Title:	Legal Representative

Acknowledged by:
Beijing Hexin Jiuding Technology Co., Ltd.

By:	/s/ Xiaobo An
Name:	Xiaobo An
Title:	Legal Representative